Exhibit 10.1

Non-qualified Stock Option Agreement

This NON-QUALIFIED STOCK OPTION AGREEMENT (this "Agreement") is made as of the 3rd day of July, 2012, by Nephros, Inc, a Delaware corporation (the "Corporation"), and John C. Houghton ("Optionee").

WITNESSETH:

Pursuant to that certain Employment Agreement dated as of April 20, 2012 (the “Employment Agreement”) between the Corporation and the Optionee, the Board has determined to grant a non-qualified stock option to the Optionee on the following terms and conditions:

SECTION I

DEFINED TERMS

Capitalized terms used herein shall have the meanings set forth herein. The following term shall have the meanings set forth below:

"Fair Market Value" of a share on a specified date means the average of the bid and asked closing prices at which one share is traded on the over-the-counter market on that date, as reported on the National Association of Securities Dealers Automated Quotation system ("NASDAQ"), or the closing price at which a share is listed on a national securities exchange on which shares are primarily traded; but if no shares were traded on such date, then on the last previous date on which a share was so traded, or, if none of the above is applicable, the value of a share as established by the Board of Directors (the “Board”) for such date using any reasonable method of valuation. In all event, Fair Market Value shall be no less than fair market value as determined under Treasury Regulation Section 1.409A-1(b)(5)(i)(A)(1), or a successor provision.

SECTION II

OPTION GRANT, OPTION PRICE AND TIME OF EXERCISE

Effective as of July 3, 2012 (the "Grant Date"), the Board grants to Optionee, subject to the terms and provisions set forth hereinafter, the right and option to purchase all or any part of the number of shares set forth in Exhibit A of the presently authorized but unissued common stock ("Common Stock") of the Corporation at the purchase price per share set forth as the Option Price in Exhibit A (the option hereby granted being hereinafter referred to as the "Option"). The Optionee shall not be required to pay any fee or amount to the Corporation for the grant of the Option to the Optionee. The Option shall not constitute an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

Each of the Optionee and the Corporation hereby acknowledge and agree that the grant of the Option in this Agreement shall satisfy in full the Corporation’s obligation to deliver stock options to the Optionee under Section 3.3 of the Employment Agreement.

The Option shall become exercisable in accordance with the Exercise Schedule set forth on Exhibit A and shall remain exercisable until the date specified on Exhibit A (the "Expiration Date"), subject to any acceleration or other change in the exercisability or expiration of the Option set forth in this Agreement apart from Exhibit A.

Upon the occurrence of a Change in Control, the Option shall become fully exercisable.

In no event can the Option be exercised after the Expiration Date. If Optionee does not purchase the full number of shares to which he is entitled in any one year, he may purchase such shares in any succeeding year specified in the Exercise Schedule hereto, in addition to the shares which he is otherwise entitled to purchase in the succeeding years.

SECTION III

EXERCISE PROCEDURE, WITHHOLDING

Optionee shall exercise the Option by notifying the Corporation of the number of shares that he desires to purchase and by delivering with such notice the full payment of the purchase price for the shares being purchased and all required tax withholding amounts. Such purchase price and tax withholding shall be payable (i) in cash or by certified or official bank check (or the equivalent thereof acceptable to the Corporation or its exchange agent); (ii) with the consent of the Board, by delivery of shares of Common Stock owned by the Optionee (whether acquired by option exercise or otherwise) having a Fair Market Value (determined as of the exercise date) equal to all or part of the option exercise price and/or all or part of the tax withholding amounts; (iii) with the consent of the Board and to the extent permitted by law and consistent with procedures adopted by the Board, by means of a brokered cashless exercise; (iv) at the discretion of the Board and to the extent permitted by law, by such other provision, as the Board may from time to time prescribe; or (v) a combination of the foregoing methods. Any Common Stock delivered in satisfaction of all or a portion of the purchase price shall be appropriately endorsed for transfer and assignment to the Corporation.

The Corporation will, as soon as is reasonably practicable following the Optionee’s notification to the Corporation that he intends to exercise the Option, notify the Optionee of the amount of withholding tax, if any, that must be paid under federal, state and local law in order to exercise the Option. The payment by the Optionee of all required tax withholding amounts is a condition of exercising the Option.

SECTION IV

TERMINATION OF EMPLOYMENT/SERVICE

(a)	Section 4.2 of the Employment Agreement shall apply in the event that Optionee’s employment with the Corporation is terminated for “Cause” (as defined in the Employment Agreement).

(b)	Section 4.3 of the Employment Agreement shall apply in the event that Optionee’s employment with the Corporation is terminated by reason of death, retirement, or resignation.

(c)	Section 4.4 of the Employment Agreement shall apply in the event that Optionee’s employment with the Corporation is terminated due to “Disability” (as defined in the Employment Agreement) of the Optionee.

(d)	Section 4.5 of the Employment Agreement shall apply in the event that Optionee’s employment with the Corporation is terminated for any other reason, including a “Change in Control” (as defined in the Employment Agreement), or by the Optionee for “Good Reason” (as defined in the Employment Agreement).

SECTION V
NON-ASSIGNABILITY

The Option shall not be transferable or assignable by the Optionee, otherwise than by will or the laws of descent and distribution and the Option shall be exercisable, during the Optionee's lifetime, only by him or, during periods of legal disability, by his legal representative. The Option shall not be subject to execution, attachment, or similar process.

SECTION VI
TERM OF OPTION

The Option shall expire at the close of business on the Expiration Date. In no event may the Option be exercisable to any extent by anyone after the Expiration Date.

SECTION VII
NO RIGHT OF EMPLOYMENT

It is expressly agreed, anything contained herein to the contrary notwithstanding, that this Agreement shall not constitute, or be evidence of, any agreement or understanding, express or implied, that the Corporation, a Subsidiary or any other affiliated entity will employ Optionee for any period of time or in any position or for any particular compensation.

SECTION VIII
RIGHTS OF OPTIONEE IN STOCK

The Optionee shall not have any of the rights of a shareholder of the Corporation with respect to the shares for which the Option is exercised until such shares are issued by the Corporation.

SECTION IX
NOTICES

Any notice to be given hereunder shall be in writing and shall be sent by (i) personal delivery to the party entitled thereto, (ii) facsimile with confirmation of receipt, (iii) registered or certified mail, return receipt requested, or (iv) Federal Express or similar courier service. The notice shall be deemed to have been received upon personal delivery, upon confirmation of receipt of facsimile transmission or courier service, or, if mailed, three (3) days after mailing. Any notice to the Corporation shall be addressed to the Corporation, in care of the Chief Financial Officer, at 41 Grand Avenue, River Edge, New Jersey 07661, and any notice to the Optionee shall be sent to the address designated below the signature appearing hereinafter, or at such other address as either party may hereafter designate in writing to the other.

SECTION X
COMPLIANCE WITH LAWS AND REGULATIONS

The Option and the obligation of the Corporation to sell and deliver shares of Common Stock under the Option and this Agreement shall be subject in all respects to (i) all applicable Federal and state laws, rules and regulations and (ii) any registration, qualification, approvals or other requirements imposed by any government or regulatory agency or body which the Board shall, in its discretion, determine to be necessary or applicable, in all respects. Moreover, the Option may not be exercised if its exercise, or the receipt of shares of Common Stock pursuant thereto, would be contrary to applicable law. If at any time the Corporation shall determine, in its discretion, that the listing, registration or qualification of shares of Common Stock upon any national securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable, the Corporation shall not be required to deliver any certificates for shares of Stock to the Optionee or any other person unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Corporation.

SECTION XI
SUCCESSORS OR ASSIGNS OF THE CORPORATION

The Option shall be binding upon and shall inure to the benefit of any successor of the Corporation.

SECTION XII
MISCELLANEOUS

(a)	Designation of Beneficiary. The Optionee shall have the right to appoint any individual or legal entity in writing, on Exhibit B hereto, as his beneficiary to exercise the Option (to the extent not previously terminated or forfeited) upon the Optionee's death. Such designation under this Agreement may be revoked by the Optionee at any time and a new beneficiary may be appointed by the Optionee by execution and submission to the Board of a revised Exhibit B to this Agreement. In order to be effective, a designation of beneficiary must be completed by the Optionee on Exhibit B and received by the Board, or its designee, prior to the date of the Optionee's death. In the absence of such designation, the Optionee's beneficiary shall be the legal representative of the Optionee's estate. Any beneficiary shall be subject to all the terms of this Agreement. In the absence of a valid designation of beneficiary, the Optionee’s estate shall be his designated beneficiary.

(b)	[RESERVED]

(c)	Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of such party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party or any provisions or conditions of this Agreement, must be in a writing signed by such party and shall be effective only to the extent specifically set forth in such writing.

(d)	Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE AND ALL APPLICABLE FEDERAL LAWS.

(e)	Gender. Reference to the masculine herein shall be deemed to include the feminine, wherever appropriate.

(f)	Integration. This Agreement contains the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter.

(g)	Counterparts. This Agreement may be executed in one or more counterparts, which shall together constitute a valid and binding agreement.

(h)	Optionee Acknowledgment. The Optionee hereby acknowledges receipt of a copy of this Agreement. The Optionee hereby acknowledges that all decisions, determinations and interpretations of the Board in respect of this Agreement and the Option shall be final and conclusive.

(i)	Decisions Binding. All interpretations, determinations and decisions made by the Board pursuant to the provisions of this Option shall be final, conclusive and binding on all persons, including the Corporation and the Optionee, and his estate and beneficiaries.

SECTION XIII
ADJUSTMENT

The Board shall adjust the number of shares subject to an Option and the terms of such Option, as follows:

(a) Increase or Decrease in Issued Shares Without Consideration. Subject to any required action by the stockholders of the Corporation, in the event of any increase or decrease in the number of issued shares resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the shares), or any other increase or decrease in the number of such shares effected without receipt of consideration by the Corporation, the Board shall proportionally adjust the number of shares subject to each outstanding Option and the exercise price-per-share of each such Option.

(b) Certain Mergers. Subject to any required action by the stockholders of the Corporation, in the event that the Corporation shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares receive securities of another corporation and/or other property, including cash), each Option outstanding on the date of such merger or consolidation shall pertain to and apply to the securities which a holder of the number of shares subject to such Option would have received in such merger or consolidation.

(c) Certain Other Transactions. In the event of (i) a dissolution or liquidation of the Corporation, (ii) a sale of all or substantially all of the Corporation's assets, (iii) a merger or consolidation involving the Corporation in which the Corporation is not the surviving corporation, or (iv) a merger or consolidation involving the Corporation in which the Corporation is the surviving corporation but the holders of shares receive securities of another corporation and/or other property, including cash, the Board, in its absolute discretion, shall have the power to:

(A) cancel, effective immediately prior to the occurrence of such event, each Option outstanding immediately prior to such event (whether or not then exercisable) and, in full consideration of such cancellation, pay to the Optionee an amount in cash, for each share subject to such Option, equal to the excess (if any) of (i) the value, as determined by the Board in its absolute discretion, of the property (including cash) received by the holder of a share as a result of such event over (ii) the exercise price of such Option; or

(B) provide for the exchange of each Option outstanding immediately prior to such event (whether or not then exercisable) for an option or stock appreciation right, as appropriate, on some or all of the property which a holder of the number of shares subject to such Option would have received in such transaction or on shares of the acquirer or surviving corporation and, incident thereto, make an equitable adjustment as determined by the Board in its absolute discretion in the exercise price of the option or stock appreciation right, and/or the number of shares or amount of property subject to the option or stock appreciation right and/or, if appropriate, provide for a cash payment to the Optionee in partial consideration for the exchange of the Option.

(d) Other Changes. In the event of any change in the capitalization of the Corporation or corporate change, other than those specifically referred to in this Section, the Board may, in its absolute discretion, make such adjustments in the number and class of shares subject to Options outstanding on the date on which such change occurs and in the per-share exercise price of each such Option as the Board may consider appropriate to prevent dilution or enlargement of rights. In addition, if and to the extent the Board determines it is appropriate, the Board may elect to cancel each Option outstanding immediately prior to such event (whether or not then exercisable), and, in full consideration of such cancellation, pay to the Optionee an amount in cash, for each Share subject to such Option, equal to the excess (if any) of (i) the Fair Market Value of each Share on the date of such cancellation over (ii) the exercise price of such Option.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been executed by the Corporation and the Optionee as of the date and year first written above.

OPTIONEE	NEPHROS, INC., a Delaware corporation

/s/ John C. Houghton	/s/ Gerald J. Kochanski
Print Name: John C. Houghton	Gerald J. Kochanski
Chief Financial Officer

Address:

EXHIBIT A
NON-QUALIFIED STOCK OPTION AGREEMENT

1.	Date of Grant:	July 3, 2012
2.	Optionee:	John C. Houghton
3.	Number of Shares:	331,550 shares of Common Stock
4.	Option Price Per Share:	US $1.89
5.	Exercise Schedule:	vesting

Vesting Criterion:

The Option shall vest in equal monthly installments over the course of four years commencing on April 20, 2012.

6.	Expiration Date:	July 3, 2022 (10 years from grant date)

EXHIBIT B
DESIGNATION OF BENEFICIARY FOR THE NON-QUALIFIED STOCK OPTION AGREEMENT

Name of Optionee:    John C. Houghton
Original Date of Agreement: July 3, 2012

If I shall die while all or a portion of the Option evidenced by the Agreement between me and Nephros, Inc. dated as of July 3, 2012, has neither expired nor been exercised, then all rights to the Option granted under this Agreement that I hereby hold upon my death, to the extent not previously terminated or forfeited, shall be transferred to ___________ (insert name of beneficiary) in the manner provided for in this Agreement.

Date

Receipt acknowledged on behalf of ___________ by:

Date